UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 24, 2010
Emergent BioSolutions Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33137 (Commission File Number)	14-1902018 (IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland (Address of Principal Executive Offices)	20850 (Zip Code)
Registrant’s telephone number, including area code: (301) 795-1800
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 24, 2010, the Board of Directors (the “Board”) of Emergent BioSolutions Inc. (the “Company”) appointed John E. Niederhuber, M.D. as a Class III director. Dr. Niederhuber is an independent director within the meaning of the rules of the New York Stock Exchange. Dr. Niederhuber will stand for election with the Company’s other Class III directors at the Company’s 2012 annual meeting of stockholders.
Dr. Niederhuber joined Inova Health System in August 2010 as Executive Vice President and CEO of the Inova Institute for Translational Research and Personalized Medicine. Dr. Niederhuber also has served as an adjunct investigator at the Center for Cancer Research at the National Cancer Institute, or NCI, since August 2010. From 2005 to July 2010, Dr. Niederhuber served as director of NCI. Prior to his service with NCI, Dr. Niederhuber was Director of the University of Wisconsin Comprehensive Cancer Center and a professor of surgery and oncology (member of the McArdle Laboratory) at the University of Wisconsin School of Medicine. He also chaired the Department of Surgery at Stanford University and held professorships at the Johns Hopkins University School of Medicine and at the University of Michigan. Dr. Niederhuber is a graduate of Bethany College in West Virginia and the Ohio State University School of Medicine. He trained in surgery at the University of Michigan.
There is no arrangement or understanding pursuant to which Dr. Niederhuber was appointed as a director and there are no related party transactions between the Company and Dr. Niederhuber.
On August 24, 2010, the Company issued a news release on Dr. Niederhuber’s appointment to the Board, which is furnished as Exhibit 99.1 and is attached to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release dated August 24, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2010	EMERGENT BIOSOLUTIONS INC.
	By:	/s/ Jay G. Reilly
Jay G. Reilly
General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated August 24, 2010